                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            WHITEHALL JEWELLERS, INC.
                                       AT
                               $1.20 NET PER SHARE
                                       BY
                              JWL ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                            NEWCASTLE PARTNERS, L.P.

                                                                December 5, 2005

To Our Clients:

      Enclosed for your  consideration  are the Offer to Purchase dated December
5,  2005  and the  related  Letter  of  Transmittal  (which,  together  with any amendments  or  supplements  thereto,  collectively  constitute  the "Offer") in connection with the offer by JWL Acquisition Corp. (the "Purchaser"), a Delaware corporation  and a wholly owned  subsidiary  of Newcastle  Partners,  L.P.  (the
"Parent"),  a Texas limited  partnership,  to purchase for cash all  outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), and the associated  preferred stock purchase rights (the "Rights",  the Common Stock and the Rights  together  are  referred  to herein as the  "Shares"),  of  Whitehall
Jewellers,  Inc., a Delaware  corporation (the "Company").  We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your  instructions.  The Letter of
Transmittal is furnished to you for your  information only and cannot be used by you to tender Shares held by us for your account.

      We request  instructions as to whether you wish us to tender any or all of the  Shares  held by us for your  account,  upon the  terms and  subject  to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

      Your attention is directed to the following:

      1.    The tender price is $1.20 per Share, net to you in cash.

      2.    The Offer and withdrawal  rights expire at 12:00 Midnight,  New York
            City  time,  on  Wednesday,  January 4, 2006,  unless  extended  (as extended, the "Expiration Date").

      3.    The Offer is conditioned  upon, among other things,  (i) there being validly  tendered and not  withdrawn  before the  Expiration  Date a number of Shares,  which, together with the Shares then owned by the
            Parent and its subsidiaries (including the Purchaser), represents at least a  majority  of the total  number of Shares  outstanding  on a fully diluted basis, (ii) the termination of the Securities Purchase
            Agreement,  dated as of October 3, 2005,  between the  Company,  PWJ
            Funding  LLC, PWJ Lending LLC and Holtzman  Opportunity  Fund,  L.P.
            pursuant  to which  the  Company  would  sell up to $50  million  in convertible notes, (iii) stockholder  rejection of the conditions to consummation of such Securities  Purchase  Agreement,  including the issuance  of Shares for the  conversion  of the notes sold under the
            Securities Purchase Agreement,  the 1-for-2 reverse stock split, and the election of the directors  nominated by the purchasers under the
            3 Securities Purchase Agreement,  (iv) a refinancing,  acceptable to the Parent,  of the Company's senior credit facility or a consent to the Offer and the potential merger  thereafter,  as described in the
            Offer to Purchase,  by the lenders under the Company's senior credit facility,  (v)  the  Company's  Board  of  Directors  redeeming  the associated  preferred  stock purchase  rights or the Purchaser being satisfied  that the rights have been  invalidated  or are  otherwise inapplicable to the Offer and the potential merger thereafter,  (vi)

            the Company's Board of Directors approving  replacement financing to be  provided  by the Parent of the  Company's  existing  bridge loan financing with financial terms no less favorable to the Company than the existing financing,  but with no warrants,  conversion rights or
            other  equity  related  components,   and  (vii)  the  Parent  being
            satisfied that Section 203 of the Delaware  General  Corporation Law is inapplicable to the Offer and the potential merger thereafter.

      4.    Any stock  transfer  taxes  applicable  to the sale of Shares to the
            Purchaser  pursuant  to the  Offer  will be  paid by the  Purchaser, except as  otherwise  provided  in  Instruction  6 of the  Letter of
            Transmittal.

      If you  wish to have  us  tender  any or all of  your  Shares,  please  so instruct  us by  completing,  executing,  detaching  and  returning  to  us  the instruction  form  below.  An  envelope  to return  your  instructions  to us is enclosed.  If you  authorize  tender of your  Shares,  all such  Shares  will be tendered unless otherwise  specified on the instruction  form. Your instructions should be  forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      The Offer is not being made to, nor will  tenders be  accepted  from or on behalf  of,  holders  of Shares in any  jurisdiction  in which the making of the
Offer or acceptance  thereof  would not be in  compliance  with the laws of such jurisdiction.

      Payment  for Shares  purchased  pursuant to the Offer will in all cases be made only after timely  receipt by American  Stock Transfer & Trust Company (the
"Depositary")  of (i)  certificates  representing  the Shares tendered or timely confirmation  of the  book-entry  transfer  of  such  Shares  into  the  account maintained by the  Depositary at The Depository  Trust Company (the  "Book-Entry
Transfer  Facility"),  pursuant to the  procedures set forth in Section 3 of the
Offer to  Purchase,  (ii) the Letter of  Transmittal  (or a facsimile  thereof), properly completed and duly executed,  with any required signature guarantees or an Agent's  Message (as defined in the Offer to Purchase),  in connection with a book-entry  delivery,  and (iii) any other  documents  required by the Letter of
Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same  time  depending  upon when  certificates  for or  confirmations  of book-entry  transfer  of  such  Shares  into  the  Depositary's  account  at the
Book-Entry Transfer Facility are actually received by the Depositary.

                        INSTRUCTION FORM WITH RESPECT TO

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                            WHITEHALL JEWELLERS, INC.

                            BY JWL ACQUISITION CORP.

      The  undersigned  acknowledge(s)  receipt of your letter and the  enclosed
Offer to Purchase dated December 5, 2005, and the related Letter of Transmittal, in  connection  with  the  offer  by  JWL  Acquisition  Corp.  to  purchase  all outstanding  shares of  common  stock,  par  value  $0.001  per  share,  and the
associated  preferred  stock  purchase  rights  (together,   the  "Shares"),  of
Whitehall Jewellers, Inc.

      This will instruct you to tender the number of Shares indicated below held by you for the  account of the  undersigned,  upon the terms and  subject to the conditions  set  forth in the  Offer  to  Purchase  and the  related  Letter  of
Transmittal.

Number of Shares to be Tendered:
                                                           SIGN HERE

                          Shares*
------------------------
                                             -----------------------------------
                                                         Signature(s)
Dated                      , 20
      --------------------     --
                                             -----------------------------------
                                                            Name(s)

                                             -----------------------------------
                                                          Address(es)

                                             -----------------------------------
                                                                      (Zip Code)

------------
*  Unless otherwise  indicated,  it will be assumed that all Shares held for the undersigned's account are to be tendered.